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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE:                                                OTCBB-ELOG
October 4, 2001

            ELITE LOGISTICS ANNOUNCES GROWTH IN CUSTOMER INDICATIONS AND BACKLOG FOR PAGETRACK(R) INTELLIGENT VEHICLE SYSTEMS

FREEPORT, Texas - Elite Logistics Inc. (OTCBB-ELOG), a leader in telematics and wireless asset management, today announced that its backlog of firm orders for PageTrack(R) has recently increased to 531 units from 118 units at May 30, 2001. The current backlog represents potential revenue of $177,000 from system sales and an additional $46,200.00 in annual recurring service fees over the next 12 months. The company sells its PageTrack units for $334 per unit. Service fees are $9.25/month for each unit.

Joseph Smith, president and CEO, said the Company has received indications of interest from existing customers for up to 36,500 PageTrack(R) units for delivery over the next 12 months. The Company uses customer indications to plan its materials procurement and production schedules, noting that such indications are subject to change based on the availability of funds to fill orders, economic conditions, and other factors. He added that historically approximately 75% of customer indications have resulted in firm purchase orders.

"We are encouraged by the growing market acceptance of our PageTrack(R) line of intelligent vehicle systems," said Smith. "We attribute the increased indications of interest to growing recognition of the benefits PageTrack(R) offers over competing technologies, including lower unit and service costs, greater functionality and a superior network approach."

Elite's PageTrack(R) system integrates global positioning systems and two-way wireless telemetry technology to provide Internet-enabled tracking and control of vehicles and other assets.

"Market demand for intelligent vehicle systems is expected to grow exponentially in coming years," Smith said. "While our short-term growth prospects will be heavily influenced by economic conditions and the availability of expansion capital, we are confident that over the long term products such as PageTrack(R) will become standard equipment in vehicles worldwide."

About Elite Logistics

Based in Freeport, Texas, Elite Logistics is best known for its patent pending PageTrack(R)(TM) family of Intelligent Vehicle Systems that integrate global positioning systems and two-way wireless telemetry technology to provide Internet-enabled tracking


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and control of vehicles and other assets. The Company provides comprehensive solutions for the logistical needs of fleet managers and the security needs of vehicle owners. The PageTrack(R) family of Intelligent Vehicle Systems is distributed within the United States through an expanding network of distributors and dealers. The Company has forged a strategic relationship with Motorola (NYSE-MOT) and uses the paging network of Skytel, a subsidiary of MCI WorldCom (Nasdaq-WCOM).

For additional information, visit the company's Internet site at www.elitelog.com.

FORWARD LOOKING STATEMENTS

STATEMENTS IN THIS NEW RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH WOULD CAUSE RESULTS TO DIFFER MATERIALLY FROM ESTIMATED RESULTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THE FOLLOWING: THE COMPANY HAS A LIMITED OPERATING HISTORY; THE REVENUE AND INCOME POTENTIAL OF THE COMPANY'S BUSINESS AND THE MARKETS FOR INTELLIGENT VEHICLE SYSTEMS ARE UNPROVEN; THE RATE OF MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS IS UNPROVEN; THE COMPANY WILL NEED TO RAISE ADDITIONAL CAPITAL TO FULFILL CUSTOMER ORDERS AND TO CONTINUE IN BUSINESS; COMPETITION IN THE VEHICLE LOCATION AND FLEET MANAGEMENT; THE COMPANY RELIES ON THE EFFORTS AND SKILLS OF SUBCONTRACTORS FOR MANUFACTURING ITS PRODUCTS; THE COMPANY RELIES ON THE PRODUCTS AND SERVICES OF A SMALL NUMBER OF KEY SUPPLIERS; THE POSSIBLE EXISTENCE OF UNDETECTED ERRORS OR FAILURES IN ITS PRODUCT; THE FACT THAT THE COMPANY'S WEBSITE MAY BE SUBJECT TO UNSCHEDULED DOWNTIME AND BECOME INACCESSIBLE TO CUSTOMERS; AND OTHER RISKS THAT ARE DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY HAS NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.